Exhibit 99.1

Exhibit 99.1 Earnings Press Release, dated March 24, 2025

SKYX Reports 48% Revenue Growth in 2024 — From $58.8 Million in 2023 to $86.3 Million in 2024

Sales of SKYX’s Advanced and Smart Home Related Products Surge Over 1,000%; SKYX Expects its products to be in 20,000 Units/Homes by Q1 2025 and an Additional Tens of Thousands of Units/Homes in 2025

Company Expects Significant Projects and Orders and to Become Cash Flow Positive in Second Half of 2025

SKYX Achieves Revenue Growth in Four Consecutive Quarters for 2024

Q1: $19M | Q2: $21M | Q3: $22.2M | Q4: $23.7M Record Sales

SKYX’s Safety Code Standardization Team Anticipates Support from Additional Safety Organizations and Leading Members for a Safety Mandatory Standardization of its Ceiling Technology

MIAMI, March 24, 2025 (GLOBE NEWSWIRE) — SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), an award winning highly disruptive advanced and smart home platform technology company with over 97 U.S. and Global pending and issued patents and a portfolio of over 60 lighting and home décor websites, with a mission to make homes and buildings become advanced-safe-smart instantly as the new standard, today reported its financial and operational results for the Fourth Quarter and Fiscal Year ended December 31, 2024.

●	SKYX will hold a conference call today, March 24, 2025, at 4:30 pm, Eastern Time, to discuss the results. See below for dial-in information.

Fourth Quarter 2024 and Subsequent Highlights

●	SKYX Reports 48% Growth in 2024 Revenues From $58.8 million in 2023 to $86.3 million in 2024
●	Generated a record $23.7 million in revenue in Q-4 2024 compared to $22.2M in Q-4 2023.
●	Reported $15.5 million in cash, cash equivalents, and restricted cash, as of December 31, 2024, compared to $13.0 million as of September 30, 2024.
●	In March 2025, the Company secured additional $1.45 million funding including from a strategic investor through its $2.00 Series A-1 Preferred Offering.
●	As common with companies such as ours when sales are converted into cash rapidly, often referred to as the “Dell Working Capital Model”, the Company continues to leverage its trades payable to finance its operations, to enhance its cash position and to lower its cost of capital.
●	Management anticipates significant orders and to become cash flow positive during the second half of 2025.
●	Reported a reduction in General and Administrative expenses by $5.7 million to $31.4 million as of December 31, 2024 from $37.0 million as of December 31, 2023.
●	SKYX reported a $3.3 million decrease in total liabilities and a reduction of $3.9 million in net loss.
●	Net loss per share decreased by $0.09 to ($0.36) per share in 2024 compared to ($0.45) in 2023. Adjusted EBITDA loss per share, a non-GAAP measure, amounted to $(0.13) per share in 2024, as compared to $(0.17) per share, in 2023.
●	In 2024, Company Secured $11 million equity preferred stock investment led by the Shaner Group, a leading Marriott hotel owner with over 70 hotels, including significant insider investing by SKYX’s President Steve Schmidt, who invested $500,000, Co-CEO Lenny Sokolow and Co-CEO John Campi, who each invested $250,000. Preferred investment representing $2.00 per share of common stock with NO warrants.

Market Acceptance and Recent Events:

●	Company expects to continue increasing units and grow its revenue to pro, builders, and retail segment. Company continues to grow its market penetration of its advanced and smart plug & play products, expecting its products to be in 20,000 U.S. and Canadian units/homes by the end of Q-1 2025.
●	Company expects its products to be in tens of thousands additional homes, incrementally in 2025.
●	SKYX’s technologies provide opportunities for recurring revenues through interchangeability, upgrades, monitoring, and subscriptions.
●	Company is focused on the “Razor & Blades” model and its product range includes its advanced ceiling electrical outlet (Razor) and its advance and smart home plug & play products (Blades) including lighting, Chandeliers/Pendants, ceiling fans, recessed lights, down lights, exit signs, emergency lights, holiday/kids/themes lights, indoor/outdoor wall lights among others smart products.
●	Company continues to utilize its e-commerce platform of over 60 websites for lighting and home décor to educate and enhance its market penetration to both retail and professional segments.
●	SKYX collaborates with Home Depot for its Advanced and Smart Plug & Play Products for both retail and professional segments. SKYX’s product offering will include a variety of its Advanced and Smart Plug & Play Products including Retrofit Kits, Smart Light Fixtures, Smart Ceiling Fans, Ceiling Outlet Receptacles, Recessed Lights and more.
●	Company collaborates with Wayfair for Its Advanced and Smart Plug & Play Products for both retail and professional segments. SKYX’s product offering will include a variety of its advanced and Smart Plug & Play products including Retrofit Kits, Smart Light Fixtures, Smart Ceiling Fans, Ceiling Outlet Receptacles, Recessed Lights and more.
●	SKYX collaborates with U.S. and world leading lighting companies including Kichler Quoizel, European leading company, EGLO, and worlding lighting manufacturer Ruee.
●	Collaborated with Cavco Homes, a leading U.S. prefabricated home manufacturer, for integrating our advanced and smart plug & play technologies into Cavco’s high-end premium homes shown at the builder show. Cavco is a public company that has sold nearly one million homes and continues to deliver close to 20,000 annually.
●	Three luxury developments by Forte Developments, including an 80-story high-rise in Miami’s Brickell District and projects in Clearwater Beach and Jupiter, Florida, will feature SKYX’s technology. More than 12,000 smart plug & play products, including ceiling outlets, lighting, fans, and emergency fixtures, will be supplied across 400+ units.
●	A 1,000-unit mixed-use development by Jeremiah Baron Companies will incorporate smart plug & play technologies, with 140 units receiving initial product supply. This product rollout will include ceiling outlets, lighting, fans, and emergency fixtures, with deliveries continuing throughout construction.
●	A strategic partnership with JIT Electrical Supply, a leading builder supplier, will expand SKYX’s footprint in electrical, lighting, and ceiling fan markets. JIT, which has supplied over 100,000 U.S. homes, will distribute SKYX’s lighting solutions, ceiling fans, recessed lights, emergency lights, exit signs, and indoor/outdoor wall lights beginning early 2025.
●	Huey Long, former Amazon E-Commerce Director and executive at Walmart and Ashley Furniture, has joined as head of SKYX’s e-commerce platform. He will collaborate with the existing team to expand market penetration across 60 lighting and home décor websites and other key e-commerce channels in the U.S. and Canada.
●	Greg St. John, former Home Depot lighting head and CEO of Eglo and Cordelia Lighting, has been appointed President of Lighting, Fans, and Smart Home Products. With 30+ years of industry experience, he will lead expansion efforts in retail, homebuilder, and commercial markets, overseeing partnerships with Home Depot, Wayfair, and other major retailers.

Safety Standardization Mandatory Code / Insurance Specification and Recommendation

●	SKYX’s code team, led by industry veterans Mark Earley, former head of the National Electrical Code (NEC), and Eric Jacobson, former President and CEO of the American Lighting Association (ALA). Company’s safety Code Standardization team believes it will achieve assistance from additional safety organizations with its code mandatory safety standardization efforts based on the product’s significant safety aspects. Mr. Earley and Mr. Jacobson were instrumental in numerous code and safety changes in both the electrical and lighting industries. Both strongly believe that, in light of the Company’s standardization progress including its product specification approval voting for by ANSI / NEMA (American National Standardization Institute / National Electrical Manufacturers Association) and being voted into 10 segments in the NEC Code Book, it has met the necessary safety conditions for becoming a ceiling safety standardization requirement for homes and buildings.
●	Insurance Companies. Company strongly believes its products can save insurance companies many billions of dollars annually by reducing fires, ladder falls, and electrocutions among other things. Management expects that once it completes an entire range and variations of its safe advanced plug & play products it will start being recommended by insurance companies.

2024 Financial Results:

Revenue in 2024 increased to a record $86.3 million including record sales of $23.7 million which were realized in the fourth quarter including e-commerce sales, smart home products and advanced plug & play products. Gross profit in 2024 increased to $24.6 million, or 28% of revenue. Gross profit was positively impacted by the gross profit from the acquisition of the Belami e-commerce platform, which contained over 60 websites for lighting and home décor. Cash, cash equivalents and restricted cash, amounted to $15.5 million as of December 31, 2024, as compared to 13.0 million as of September 30, 2024. Cash used in operating activities for 2024 amounted to $18.3 million, as compared to $13.0 million in 2023. Adjusted EBITDA loss per share, a non-GAAP measure, amounted to $(0.13) per share in 2024, as compared to $(0.17) per share, in 2023.

The Company’s annual report on Form 10-K will be filed with the SEC and will be made available on the Company’s investor relations website: https://ir.skyplug.com/sec-filings/.

Management Commentary

Our year ended December 31, 2024 was highlighted by our four quarters of consecutive growth including sales and rollout of our advanced ceiling smart and standard plug & play platform products on many leading U.S. and Canadian websites. We believe we have accelerated our cadence of sales with a robust gross margin profile, notably managing the cash burn of SKYX. Our e-commerce platform with over 60 websites is expected to continue providing additional cash flow to the Company. Management anticipates that the Company will become cash flow positive during the second half of 2025.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced-safe-smart platform technologies, with over 97 U.S. and global patents and patent pending applications. Additionally, the Company owns over 60 lighting and home decor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s ability to achieve positive cash flows; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating the Company’s business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of the Company’s core operations, such as interest expense, amortization expense, and impairment charges associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure. Investors should not rely on any single financial measure to evaluate the Company’s business.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

Dial-In Information:

SKYX Participating Members will Include:

●	Rani Kohen, Founder and Executive Chairman
●	Steve Schmidt, SKYX President, (Former CEO of Nielsen Data Corporation and former President of Office Depot International)
●	Lenny Sokolow, Co-CEO
●	Marc Boisseau, CFO

SKYX Platforms – Q4 2024 and 2024 Full Year Corporate Update Call

Date: Monday, March 24, 2025

Time: 4:30 p.m. Eastern Time

U.S./Canada Dial-in: 1-412-317-5180

International Dial-in: 1-844-825-9789

Call me™ link for instant telephone access to the event: https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==

Call me™ Passcode: 6590713

Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1713008&tp_key=5deb952af5

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

SKYX Platforms Corp.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$12,639,441	$16,810,983
Restricted cash	—	2,750,000
Account receivable, net	2,415,314	3,384,976
Inventory	3,785,346	3,425,734
Deferred cost of revenues	223,214	224,445
Prepaid expenses and other assets	1,311,135	721,717
Total current assets	20,374,450	27,317,855

Long-term assets:
Furniture and equipment, net	1,349,993	436,587
Restricted cash	2,861,054	2,869,270
Right of use assets	19,750,030	21,214,652
Intangibles, definite life	5,189,713	8,141,032
Goodwill	16,157,000	16,157,000
Other assets	204,807	204,807
Total long-term assets	45,512,597	49,023,348

Total Assets	$65,887,047	$76,341,203

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$13,235,221	$12,388,475
Notes payable, current	4,011,168	5,724,129
Operating lease liabilities, current	2,350,868	1,898,428
Royalty obligations, current	800,000	800,000
Consideration payable	—	730,999
Deferred revenues	1,495,846	1,475,519
Convertible notes, current related parties	950,000	825,000
Convertible notes, current	3,292,408	350,000

Total current liabilities	26,135,511	24,192,550

Long term liabilities:
Long term accrued expenses	1,044,708	744,953
Notes payable	504,129	1,016,924
Consideration payable	—	3,038,430
Operating lease liabilities	20,376,498	22,267,558
Convertible notes	7,872,773	5,758,778
Royalty obligations	900,000	3,100,000
Total long-term liabilities	30,698,108	35,926,643

Total liabilities	56,833,619	60,119,193

Temporary equity:
Series A Preferred Stock 400,000 shares authorized and 200,000 shares outstanding, no par value at December 31, 2024	5,000,000	—
Stockholders’ Equity:
Series A-1 Preferred Stock 400,000 shares authorized and 240,000 shares outstanding, no par value at December 31, 2024	6,000,000	—
Common stock and additional paid-in capital: $0 par value, 500,000,000 shares authorized; 103,358,975 and 93,473,433 shares issued and outstanding at December 31, 2024, and December 31, 2023, respectively	179,837,253	162,025,024
Accumulated deficit	(181,783,825)	(145,803,014)
Accumulated other comprehensive loss	—	—
Total stockholders’ equity	4,053,428	16,222,010
Non-controlling interest	—	—
Total equity	4,053,428	16,222,010

Total Liabilities, Temporary Equity, and Stockholders’ Equity	$65,887,047	$76,341,203

SKYX Platforms Corp.

Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,
	2024	2023
Revenue	$86,276,876	$58,785,762

Operating Costs
Cost of revenues	61,682,934	40,749,913
Selling and marketing expenses	25,353,172	18,805,069
General and administrative expenses	31,353,009	37,055,986
Total operating expenses, net	118,389,115	96,610,968

Loss from operations	(32,112,239)	(37,825,206)
Other income / (expense)
Interest expense - related party	(151,900)	(76,042)
Interest expense, net	(3,904,005)	(3,033,265)

Gain on extinguishment of debt	400,000	1,201,857
Total other expense, net	(3,655,905)	(1,907,450)

Net loss	(35,768,144)	(39,732,656)

Other comprehensive income (loss):
Preferred dividends - related party	(20,000)	—
Preferred dividends	(192,667)	—

Net loss attributed to common stockholders	$(35,980,811)	$(39,732,656)

Other comprehensive loss:
Unrealized loss on debt securities	—	62,147
Net comprehensive loss attributed to common stockholders	$(35,980,811)	$(39,670,509)

Net loss per share - basic and diluted	$(0.36)	$(0.45)

Weighted average number of common shares outstanding – basic and diluted	99,766,866	88,370,852

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Stockholders’ Equity

	For the year ended December 31,
	2024	2023

Series A-1 Preferred stocks

Balance, beginning of period	—	—
Preferred stock issued pursuant to offerings	240,000	—

Balance, December 31,	240,000	—

Series A-1 Preferred stocks
Balance, beginning of period	$—	$—
‘Preferred stock issued pursuant to offerings	$6,000,000	$—

Balance, December 31,	$6,000,000	$—

Shares of common stock

Balance, beginning of year	93,473,433	82,907,541
Common stock issued pursuant to offerings	3,535,067	4,359,832
Common stock issued pursuant to services	4,369,031	2,827,662
Common stock issued pursuant to conversion of preferred stock	—	880,400
Common stock issued pursuant to exercise of options and warrants	128,023	—
Common stock issued pursuant to acquisition	1,853,421	1,923,285
Common stock issued pursuant to extinguishment of debt	—	574,713
Common stock issued pursuant to antidilutive provisions	—	—

Balance, end of year	103,358,975	93,473,433

Common stock and paid-in capital
Balance, beginning of year	$162,025,024	$114,039,638
Common stock issued pursuant to offerings, net of costs	4,330,295	9,289,857
Common stock issued pursuant to services	13,474,433	17,977,252
Common stock issued pursuant to conversion of preferred stock	—	220,100
Debt discount	—	5,569,978
Common stock issued pursuant to acquisition	—	12,887,968
Common stock issued pursuant to extinguishment of debt		2,040,231
Common stock issued pursuant to exercise of options and warrants	7,501	—
Common stock issued pursuant to antidilutive provisions	—	—
Balance, end of year	$179,837,253	$162,025,024

Accumulated deficit
Balance, beginning of year	$(145,803,014)	$(106,070,358)
Net loss	(35,768,144)	(39,732,656)
Preferred dividends	(212,667)	—
Balance, end of year	$(181,783,825)	$(145,803,014)

Accumulated other comprehensive loss

Balance, beginning of year	$—	$(62,147)

Other comprehensive loss	—	62,147
Balance, end of period	$—	$—

Total Stockholders’ equity	$4,053,428	$16,222,010

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(35,768,144)	$(39,732,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,066,957	2,885,856
Amortization of debt discount	1,211,974	1,365,789
Gain on forgiveness of debt	(400,000)	(1,201,857)
Share-based payments	13,474,433	17,977,252
Impairment	1,118,750

Change in operating assets and liabilities:
Inventory	(359,612)	283,911
Accounts receivable	969,662	(863,217)
Prepaid expenses and other assets	(628,461)	(218,127)
Deferred charges	1,231	1,258,636
Deferred revenues	20,327	(453,514)
Operating lease liabilities	(2,101,316)	(687,849)
Accretion operating lease liabilities	—	890,474
Other assets	—	—
Royalty obligation	(800,000)	1,262,000)
Accounts payable and accrued expenses	933,829	4,235,229

Net cash used in operating activities	(18,260,370)	(12,998,073)

Cash flows from investing activities:
Purchase of debt securities	—	(136,033)
Proceeds from disposition of debt securities	—	7,572,136
Acquisition, net of cash acquired	(750,000)	(4,206,200)
Purchase of property and equipment	(981,428)	10,194
Net cash provided by (used in) investing activities	(1,731,428)	3,240,097

Cash flows from financing activities:
Proceeds from issuance of common stock- offerings and exercise of options	4,426,222	9,820,846
Placement costs	(88,426)	(530,989)
Proceeds from line of credit	500,000	6,500,000
Proceeds from issuance of convertible notes	—	10,350,000
Proceeds from issuance of preferred stocks - related party	1,000,000	—
Proceeds from issuance of preferred stocks	10,000,000	—

Principal repayments of notes payable	(2,775,756)	(3,413,225)
Net cash provided by financing activities	13,062,040	22,726,632

Change in cash and cash equivalents, and restricted cash	(6,929,758)	12,968,656
Cash, cash equivalents and restricted cash at beginning of year	22,430,253	9,461,597
Cash, cash equivalents and restricted cash at end of year	$15,500,495	$22,430,253

Cash paid during period for:
Interest	$3,281,597	$1,094,458
Taxes	$—	$—

Supplementary disclosure of non-cash financing activities:
Substitution of consideration payable to convertible notes	$3,117,408	$—
Substitution of royalty payable to convertible notes	1,000,000	—
Accrued dividends payable	212,667	—
Business acquisition:
Assets acquiring excluding identifiable intangible assets and goodwill and cash	—	7,090,094
Identifiable intangible assets and goodwill>	—	19,755,903
Liabilities assumed and consideration payable	—	19,993,525
Debt discount	—	5,569,978
Common stock issued pursuant to antidilutive provisions	—	—
Fair value of shares issued pursuant to acquisition	—	7,327,716
Common stock pursuant to extinguishment of debt	—	2,040,231
Right-of-use assets and operating lease liabilities	662,698	—

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables our management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization and impairment expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments, and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure included below. Investors should not rely on any single financial measure to evaluate our business.

	For the year ended December 31,
	2024	2023
Net loss	$(35,768,144)	$(39,732,656)
Share-based payments	13,474,433	17,977,252
Interest expense	4,055,905	3,109,307
Impairment	1,118,750	-
Depreciation, amortization	4,066,957	2,885,856
Transaction costs	-	516,601
EBITDA, as adjusted	$(13,052,099)	$(15,243,640)